Exhibit 23 (j)(1) under Form N-1A
Exhibit 24 under Item 601/ Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial Highlights"  in  each Prospectus and "Independent Registered  Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 37 to the Registration Statement (Form  N-1A,  No. 033-54445) of Federated Institutional Trust, and to the incorporation by reference of our report, dated September 21, 2009, on Federated Government Ultrashort Duration Fund (one of the portfolios constituting Federated Institutional Trust) included in the Annual Shareholder Report for the year ended July 31, 2009.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 23, 2009